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                                                                  EXHIBIT (23)-1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Harmony Holdings, Inc.
Los Angeles, California

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 25, 1995, relating to the consolidated financial statements of Harmony Holdings, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP

Los Angeles, California

May ___, 1996